UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TIDE PETROLEUM CORP

(Exact name of registrant as specified in its charter)

Nevada	1311	47-0967384
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

700 LOUISIANA ST, STE 3950

HOUSTON, TX 77002

Telephone: (1-832-390-2635

www.tidepetroleum.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pubco Advisory Service

1812 4 Wedge Pkwy

Reno, NV 89511

775-232-1950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Smoot

700 Louisiana St, Ste 3950

Houston, TX 77002

1-832-390-2635

john .smoot @tidepetroleum.com

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the date this registration statement is declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a Smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)		Amount of registration fee
Common Stock, par value $0.001 per share	7,830,000	$.10	$783,000	(1)	$100.85

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED ____________________________, 2014

PROSPECTUS

TIDE PETROLEUM CORP

2 ,830,000 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS AT $.10

We are registering 2 ,830,000 shares listed for sale on behalf of 3 8 selling shareholders. We will NOT receive any proceeds from sales of shares by selling shareholders. Our selling shareholders plan to sell common shares at $0.10 until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $0.10 per share, based on speculative concept unsupported by any other comparables.

We have set the initial fixed prices as follows:

TITLE PER SECURITY

Common Stock $0.10

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At any time after a market develops, our security holders may sell their securities at market prices or at any price in privately negotiated transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to have an application filed on our behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system tradable separately, subject to effectiveness of the Registration Statement. It has not yet been filed, nor is there any selected broker/dealer as yet. Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

This offering will be on a continuous basis for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders (See "Description of Securities - Shares").

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is ____________________________, 2014.

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ABOUT THIS PROSPECTUS

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction. The securities are not being offered in any jurisdiction where the offer of such securities is not permitted.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus and the registration statement of which this prospectus is a part in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not making any representation to you regarding the legality of an investment in our securities by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of our securities.

The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of issuance or sale of any securities.

In this prospectus, we refer to information regarding potential markets for our products and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

The following summary provides an overview of certain information contained elsewhere in this prospectus. Because this is a summary, it does not contain all of the information you should consider before investing.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “the Company,” “TIDE PETROLEUM CORP” “TPC” “we,” “us” or “our” are to TIDE PETROLEUM CORP

Overview

OUR COMPANY

Tide Petroleum Corp ("We," "Us," "Our") was organized under the laws of the State of Nevada May 2, 2014. It is a Nevada corporation organized for the purpose of engaging in any lawful business with a current plan to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects.

We have not yet begun initial operations and are currently without revenue. We have one employee at the present time.

We are in the developmental stage of our business, and we anticipate that operations will begin in late 2014 or early 2015 once we become a fully reporting company and gain access to the OTCBB. We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

  There is no market for any securities;
  We have no revenues or sales;
  We are startup company;
  We have no experience in the energy exploration business as a company;
  We are undercapitalized.

JUMPSTART OUR BUSINESS STARTUPS ACT

We qualify as an "emerging growth company" as defined in Section 101 of the Jumpstart our Business Startups Act ("JOBS Act") as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of June 30, 2014, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

- A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

- Reduced disclosure about the emerging growth company's executive compensation arrangements; and

- No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company's auditor to attest to, and report on, management's assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We are choosing to irrevocably opt out of the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

The Company intends to operate in an oil extraction capacity. The company intends to lease/purchase only oil producing properties. The most profitable method of extracting oil would be to lease an existing facility with the intent to extract deposits from the underlying soil. This manual method of precious oil acquisition would provide the greatest return on investment for the business. The Company, depending on its oil lease, may engage in deep oil extraction if the land is known to have a significant amount of oil/natural gas that is buried deep within the ground. TPC is also sourcing the necessary equipment so that the business can immediately begin its operations once an oil & gas lease has been acquired. We will not be buying equipment but renting/leasing on an as needed basis. The facility we select will also have all of the necessary chemical treatment to allow the business to distribute its oil deposits directly into the open market.

TIDE PETROLEUM CORP's corporate offices are located at 700 Louisiana St, Ste 3950, Houston, TX 77002 and its telephone number is 1-832-390-2635. Additional information about TIDE PETROLEUM CORP is included elsewhere in this prospectus. See the sections entitled “Business," " Management's Discussion and Analysis of Financial Condition and Results of Operations" and TIDE PETROLEUM CORP's financial statements.

SUMMARY OF FINANCIAL INFORMATION

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

May 31,
2014
ASSETS
Current Assets:
Cash	$53
Total Assets	$53

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued liabilities	$200
Total liabilities	$200

Stockholders’ equity
Common stock, $0.001 par value, 75,000,000 shares authorized; No shares issued and outstanding	—
Additional paid-in capital	100
Deficit accumulated during the development stage	(247)
Total stockholders’ equity	$(147)
Total liabilities and stockholders' equity	$53

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the Period From
May 22, 2014
(Inception) to
May 31, 2014

Sales	$0
Cost of sales	—
Gross Profit	—

Operating expenses
General and administrative	247
Total operating expenses	247

Loss before income taxes	(247)
Income (loss) before income taxes	(247)

Income taxes	—

Net (loss)	$(247)

Loss per common share-basic and diluted	$0.00

Weighted average number of common shares
outstanding-basic and diluted	—

THE OFFERING

 We are registering 2 ,830,000 shares listed for sale on behalf of 3 8 selling shareholders.

============================================================ ==================

Common shares outstanding before this offering 7,830,000

------------------------------------------------------------ ------------------

Maximum common shares being offered by selling shareholders 2 ,830,000

============================================================ ==================

We are authorized to issue 75,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 7,830,000 shares of restricted common stock. These shares were issued at a price of $0.10 per share.

There is currently no public market for our shares as it is presently not traded on any market or securities exchange.

Risks Related to the Oil and Natural Gas Industry and Our Business

in General

Declining economic conditions and worsening geopolitical conditions could negatively impact our business

Our operations can be affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 5 years, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.   The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets.

In addition, actual and attempted terrorist attacks in the United States, Middle East, Southeast Asia and Europe, and war or armed hostilities in the Middle East, the Persian Gulf, North Africa, Iran, North Korea or elsewhere, or the fear of such events, could further exacerbate the volatility and disruption to the financial markets and economy.

While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may materially adversely affect the price of oil and gas, our revenues, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.

The oil and natural gas business involves a variety of operating risks, including:

• unexpected operational events and/or conditions;
• reductions in oil and natural gas prices;
• limitations in the market for oil and natural gas;
• adverse weather conditions;
• facility or equipment malfunctions;
• title problems;
• oil and gas quality issues;
• pipe, casing, cement or pipeline failures;
• natural disasters;
• fires, explosions, blowouts, surface cratering, pollution and other risks or accidents;
• environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
• compliance with environmental and other governmental requirements; and
• uncontrollable flows of oil or natural gas or well fluids.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;
• severe damage to and destruction of property, natural resources and equipment;
• pollution and other environmental damage;
• clean-up responsibilities;
• regulatory investigation and penalties;
• suspension of our operations; and
• repairs to resume operations.

Because we will use third-party drilling contractors to drill our wells, we may not realize the full benefit of worker compensation laws in dealing with their employees. Our insurance may not protect us against all operational risks. We will not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to other funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could impact our operations enough to force us to cease our operations.

Drilling wells is speculative, and any material inaccuracies in our forecasted drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for oil and natural gas involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of an oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. Substantially all of TIDE PETROLEUM CORP's wells will be development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. Our initial drilling and development sites, may require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and would be forced to modify our plan of operation.

Development of our reserves, when established, may not occur as scheduled and the actual results may not be as anticipated. Drilling activity and lack of access to economically acceptable capital may result in downward adjustments in reserves or higher than anticipated costs. Our estimates will be based on various assumptions, including assumptions over which we have no control and assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. We have limited control over our operations that affect, among other things, acquisitions and dispositions of properties, availability of funds, use of applicable technologies, hydrocarbon recovery efficiency, drainage volume and production decline rates that are part of these estimates and assumptions and any variance in our operations that affects these items within our control may have a material effect on reserves.  The process of estimating our oil and gas reserves is extremely complex, and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Our estimates may not be reliable enough to allow us to be successful in our intended business operations. Our actual production, revenues, taxes, development expenditures and operating expenses will likely vary from those anticipated. These variances may be material.

We must obtain governmental permits and approvals for drilling operations, which can result in delays in our operations, be a costly and time consuming process, and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of well drilling permit issuances in the region in which we operate. Compliance with the requirements imposed by these authorities can be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations and/or fines. Regulatory or legal actions in the future may materially interfere with our operations or otherwise have a material adverse effect on us. In addition, we may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed project may have on the environment, threatened and endangered species, and cultural and archaeological artifacts. Accordingly, the well drilling permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

Cost and availability of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts for drilling rigs and drilling rigs may not be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

Our exposure to possible leasehold defects and potential title failure could materially adversely impact our ability to conduct drilling operations.

We obtain the right and access to properties for drilling by obtaining oil and natural gas leases either directly from the hydrocarbon owner, or through a third party that owns the lease. The leases may be taken or assigned to us without title insurance. There is a risk of title failure with respect to such leases, and such title failures could materially adversely impact our business by causing us to be unable to access properties to conduct drilling operations.

We will operate in a highly competitive environment and our competitors may have greater resources than do we.

The oil and natural gas industry is intensely competitive and we will compete with other companies, many of which are larger and have greater financial, technological, human and other resources. Many of these companies not only explore for and produce crude oil and/or natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low oil and gas market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete, our operating results and financial position may be adversely affected.

Oil and natural gas prices are volatile. Future volatility may cause negative change in our cash flows which may result in our inability to cover our operating or capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our oil and natural gas production. Our realized prices may also affect the amount of cash flow available for operating or capital expenditures and our ability to borrow and raise additional capital.

Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:

•	Commodities speculators;
•	local, national and worldwide economic conditions;
•	worldwide or regional demand for energy, which is affected by economic conditions;
•	the domestic and foreign supply of oil and gas;
•	weather conditions;
•	natural disasters;
•	acts of terrorism;
•	domestic and foreign governmental regulations and taxation;
•	political and economic conditions in oil producing countries, including those in the Middle East and South America;
•	impact of the U.S. dollar exchange rates on oil prices;
•	the availability of refining capacity;

•	actions of the Organization of Petroleum Exporting Countries, or OPEC, and other state controlled oil companies relating to oil price and production controls; and
the price and availability of other fuels.

It is impossible to predict oil and gas price movements with certainty. A drop in prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil and gas prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our reserves, financial condition, results of operations, liquidity and ability to finance and execute planned capital expenditures will also suffer in such a price decline.

Lower prices for oil and natural gas reduce demand for our services and could have a material adverse effect on our revenue and profitability.

Benchmark crude prices peaked at over $140 per barrel in July 2008 and then declined to approximately $92 per barrel at year-end 2012. During 2013, the benchmark for crude prices fluctuated between $85 per barrel and $110 per barrel. Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

Our business is affected by local, national and worldwide economic conditions and the condition of the oil and natural gas industry.

Recent economic data indicates the rate of economic growth worldwide has declined significantly from the growth rates experienced in recent years. Current economic conditions have resulted in uncertainty regarding energy and commodity prices. In addition, future economic conditions may cause many oil and natural gas production companies to further reduce or delay expenditures in order to reduce costs, which in turn may cause a further reduction in the demand for drilling services. If conditions worsen, our business and financial condition may be adversely impacted.

Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations can be affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Countries where we might operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Additionally, our operations and activities in the United States and its territorial waters will be subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Resource Conservation and Recovery Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations.

Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations relating to exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with such laws and regulations.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we may operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or enacts new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. Although the Oil Pollution Act of 1990 provides federal caps on liability for pollution or contamination, future laws and regulations may increase our liability for pollution or contamination resulting from any operations and activities that the Company may have in the United States and its territorial waters including punitive damages and administrative, civil and criminal penalties. Additionally, other jurisdictions where we operate have modified, or may in the future modify, their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our drilling units. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

Risks Related to TIDE PETROLEUM CORP

Ownership of our common stock is highly concentrated, and such concentration may prevent other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

TIDE PETROLEUM CORP's directors and executive officers, together with their respective affiliates, beneficially own or control more than 64% of the Company (see the sections entitled "Principal Stockholders of TIDE PETROLEUM CORP" for more information on the estimated ownership of the company. Accordingly, these directors, executive officers and their affiliates, acting individually or as a group, have substantial influence over the outcome of a corporate action of requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These stockholders also may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may affect adversely the market value of TIDE PETROLEUM CORP's common stock due to investors' perception that conflicts of interest may exist or arise.

Anti-takeover provisions in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or management and could make a third-party acquisition of the company difficult.

Our articles of incorporation and bylaws, contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

We may suffer losses or incur liability for events for which we or the operator of a property have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil and gas, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our and others' properties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. In addition, pollution and environmental risks generally are not fully insurable. As a result of market conditions, existing insurance policies may not be renewed and other desirable insurance may not be available on commercially reasonable terms, if at all. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Our business depends in part on processing facilities owned by others. Any limitation in the availability of those facilities could interfere with our ability to market our oil and gas production and could harm our business.

The marketability of our oil and gas production will depend in part on the availability, proximity and capacity of pipelines and oil processing facilities. The amount of oil and gas that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we will be provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in pipeline capacity or the capacity of processing facilities could significantly reduce our ability to market our oil and gas production and could materially harm our business.

Our lease ownership may be diluted due to financing strategies we may employ in the future.

To accelerate our development efforts, we may take on working interest partners who will contribute to the costs of drilling and completion operations and then share in any cash flow derived from production. In addition, we may in the future, due to a lack of capital or other strategic reasons, establish joint venture partnerships or farm out all or part of our development efforts. These economic strategies may have a dilutive effect on our lease ownership and could significantly reduce our operating revenues.

We may face lease expirations on leases that are not currently held-by-production.

We have numerous leases that are not currently held-by-production, some of which have near term lease expirations and are likely to expire. Although we believe that we can maintain our most desirable leases by conducting drilling operations or by negotiating lease extensions, we can make no guarantee that we can maintain these leases.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of oil and gas in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include, but are not limited to:

•	location and density of wells;
•	the handling of drilling fluids and obtaining discharge permits for drilling operations;
•	accounting for and payment of royalties on production from state, federal and Indian lands;
•	bonds for ownership, development and production of oil and gas properties;

•	transportation of oil and gas by pipelines;
•	operation of wells and reports concerning operations; and
•	taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Our operations may expose us to significant costs and liabilities with respect to environmental, operational safety and other matters.

We may incur significant costs and liabilities as a result of environmental and safety requirements applicable to our oil and gas production activities. We may also be exposed to the risk of costs associated with Kansas Corporation Commission, the Texas Railroad Commission, and the Colorado Oil and Gas Conservation Commission, requirements to plug orphaned and abandoned wells on our oil and gas leases that were previously drilled by third parties. In addition, we may indemnify sellers or lessors of oil and gas properties for environmental liabilities they or their predecessors may have created. These costs and liabilities could arise under a wide range of federal, state and local environmental and safety laws and regulations, including regulations and enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs, liens and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations.

Strict, joint and several liabilities may be imposed under certain environmental laws, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to operate effectively could be adversely affected.

Risks Related to our Business

We have very little operating capital.

The growth of our business will require additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of May 31, 2014 we had a total of $53 in capital to use in executing our business plan. We anticipate that unless we are able to generate net revenue or raise net proceeds of at least $ 5 0,000 with a future offering within the next 12 months that it will be difficult to execute our business plan in a meaningful way. However, even if we were to raise or earn $ 5 0,000 there can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of growth, regardless of the amount of funds we have, there is a substantial risk that all investors may lose all of their investment. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations.

Our independent auditor has expressed doubts about our ability to continue as a going concern.

We are devoting substantially all of our present efforts in establishing a new business and we have achieved only minimal revenues. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in Note 2 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Neither our sole officer nor either of our directors is required to continue as a shareholder and may not maintain an equity interest in the company in which case their interests may not mirror those of our shareholders.

There is no requirement that our current officer or either of our current directors or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of such current or future officers and/or directors will continue to maintain an equity interest in the company. Our current officer and directors currently intend to remain as an officer and directors of the company for the foreseeable future, even if they were to sell all or a portion of their shares.

We are dependent on the services of our Chief Executive Officer and the loss of those services would have a material adverse effect on our business.

We are highly dependent on the services of Dr. John Smoot, our Chief Executive Officer. Mr. John Smoot maintains responsibility for our overall corporate operational strategy. Mr. John Smoot has over 20 years’ experience in the oil & gas industry and the loss of his services would have a material adverse effect upon our business and prospects.

Our CEO has no experience running a public company. This lack of experience could impact the results of our operations or return on investment, if any.

As a result of our reliance on Mr. Smoot, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Smoot does not presently intend to hire additional personnel. Unless and until such additional management is in place, we are reliant upon Mr. Smoot to make the appropriate management decisions.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, particularly after if we cease being an “emerging growth company,” which could adversely affect our business, operating results and financial condition.

As a public company, and particularly if we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and NASDAQ impose numerous requirements on public companies, including requiring changes to corporate governance practices. Also, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. We will need to devote a substantial amount of time to compliance with these laws and regulations. These requirements have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time consuming and costly.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, other than statements of historical facts, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures, growth, product development, sales, business strategy and other similar matters are forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are based largely on our current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from the forward-looking statements set forth herein as a result of a number of factors, including, but not limited to, our products’ current state of development, the need for additional financing, changes in our business strategy, competition in various aspects of our business, the risks described under “Risk Factors” beginning on page[   ] of this prospectus and other risks detailed in our reports filed with the Securities and Exchange Commission, or the SEC. In light of these risks and uncertainties, all of the forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized. We undertake no obligation to update or revise any of the forward-looking statements contained in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities being offered by our Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desire to retain, current conditions of the securities markets and other information.

SELLING SECURITY HOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by Selling Shareholders as of the date of this Registration Statement. Unless otherwise indicated, none of the Selling Shareholders has or had a position, office or other material relationship with us within the past three years. None of our selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

				Number of Shares
		Total Shares		Owned by Selling
	Common	to be		Stockholder After
	Shares	Registered		Offering and
Name of Selling Stockholder and	Owned by	Pursuant to	Percentage of	Percent of Total
Position, Office or Material	the Selling	this	Common Stock	Issued and
Relationship with Company (NA)	Stockholder	Offering	Before Offering	Outstanding(1)
Aaron S Gill	10,000	10,000	*	0
Rajvindra S Gill	10,000	10,000	*	0
Jaswant S Gill	10,000	10,000	*	0
Ritika K Gill	10,000	10,000	*	0
Saumya Gill	10,000	10,000	*	0
Manjit S Gill	10,000	10,000	*	0
Barbara K Gill	10,000	10,000	*	0
Simran Family Limited Partnership (Aaron Gill, Rajvindra Gill, Jaswant Gill)	300,000	300,000	3%	0
Soburg Capital Group LLC (Manjit Gill, Barbara Gill)	15,000	15,000	*	0
Soburg Healthcare Investments LLC (Manjit Gill, Barbara Gill)	15,000	15,000	*	0
Soburg L.P. (Manjit Gill, Barbara Gill)	15,000	15,000	*	0
Sokhel Ltd. (Manjit Gill, Barbara Gill)	15,000	15,000	*	0
Woodlands Renal Care, L.P. (Manjit Gill, Barbara Gill)	10,000	10,000	*	0
Akerue, LLC (Manjit Gill, Barbara Gill)	15,000	15,000	*	0
GECAP Investments, LLC (Manjit Gill, Barbara Gill)	10,000	10,000	*	0
GECAP. Ltd (Manjit Gill, Barbara Gill)	10,000	10,000	*	0
Gill & Company, LLC (Manjit Gill, Barbara Gill)	10,000	10,000	*	0
Soburg Investments, LLC (Manjit Gill, Barbara Gill)	15,000	15,000	*	0
Perica Pejakov	200,000	200,000	2%	0
Rajpal Bains	30,000	30,000	*	0
Sukhjit Bains	30,000	30,000	*	0
Gaganjot Sandhu	200,000	200,000	2%	0
Jaswinder Sandhu	200,000	200,000	2%	0
Gurdarshan Mangat	100,000	100,000	1%	0
Parmeet Nanner	100,000	100,000	1%	0
RajinderGoyal	30,000	30,000	*	0
Don Edra	100,000	100,000	1%	0
Baldev Sandhu	30,000	30,000	*	0
Balkarandeep Bains	20,000	20,000	*	0
Jerry Dillahunty	250,000	250,000	3%	0
Gurnoor Bains	20,000	20,000	*	0
Mandeep Kaur	20,000	20,000	*	0
Augusta Energy LLC (Sharandeep Bains)	250,000	250,000	3%	0
Norcal Petroleum LLC (Balwinder Bains)	250,000	250,000	3%	0
Sukhwinder Bains	250,000	250,000	3%	0
John Smoot President - CEO	50,000	50,000	*	0

* Indicates less than 1%

1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the Selling Shareholders prior to the termination of this offering. Because the Selling Shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

2) Mandeep Kaur is the daughter in law of Harprit Kaur

Sharandeep Bains is the brother of Haprit Kaur. Sharandeep Bains of Augusta Energy, LLC and Balwinder Bains of Norcal Petroleum, LLC are husband and wife

Balkarandeep Bains is Sharandeep Bains son and Gurnoor Bains is Sharandeep Bains daughter. Sukhwinder Bains is Sharandeep Bains mother.

Parmeet Nanner is Harprit Kaur’s husband’s uncle and uncles daughter’s son

Rajpal Bains and Sukhjit Bains are husband and wife. Rajpal Bains is Harprit Kaur’s first cousin

Jaswinder Sandhu is Gaganjot Sandhu’s mother

Aaron S Gill is an individual

Rajvindra S Gill’s wife is Ritika Gill

Jaswant Gill’s wife is Saumya Gill

Ritika Gill’s husband is Rajvindra Gill

Saumya Gill’s husband isJaswant Gill

Manjit Gill’s wife is Barbara Gill

Barbara Gill’s husband is Manjit Gill

Akerue, LLA is owned by Manjit Gill and Barbara Gill

GECAP Investments, LLC is owned by Manjit Gill and Barbara Gill

GECAP, Ltd is owned by Manjit Gill and Barbara Gill

Gill & Company, LLC is owned by Manjit Gill, Aaron Gill, Rajvindra Gill, Jaswant Gill

Simran Family Limited Partnership is owned by Manjit Gill, Barabara Gill, Aason Gill, Rajvindra Gill & Jaswant Gill

Soburg Healthcare Investments, LLC is owned by Manjit Gill and Barbara Gill

Soburg Investments, LLC is owned by Manjit Gill and Barbara Gill

Soburg L.P. is owned by Manjit Gill and Barbara Gill

Sokhel Ltd. is owned by Manjit Gill and Barbara Gill

Woodlands Renal Care, L.P. is owned by Manjit Gill and Barbara Gill

Simran & Associates LLC (GP of Simran Family Limited Partnership) is owned by Manjit Gill, Barbara Gill, indirect through Simran Family Limited Partnership

PLAN OF DISTRIBUTION

The Selling Shareholders will sell their shares at a price per share of $0.10. If and when our common stock becomes quoted on the OTCQB or the OTC Bulletin Board, the shares owned by the selling stockholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the Selling Shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals. These sales by Selling Shareholders may occur contemporaneously with sales by us. The sale of the common stock offered by the Selling Shareholders through this prospectus may be affected in one or more of the following:

*	Ordinary brokers' transactions;

*	Transactions involving cross or block trades or otherwise

*	Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

*	in privately negotiated transactions; or

*	any combination of the foregoing.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.

We will pay all expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the Selling Shareholders. We have also agreed to indemnify the Selling Shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

We have advised the Selling Shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, 7,830,000 shares of common stock were outstanding of which 7,830,000 are being registered.

Common Stock

We are authorized to issue 75,000,000 shares of our common stock, $0.001 par value, of which 7,830,000 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our shareholders have any preemptive rights.

Market for Common Equity and Related Stockholder Matters

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTCQB or the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

As of the date of this Prospectus, there are 39 shareholders of record of our common stock and a total of 7,830,000 shares outstanding. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of the issuer and who has beneficially owned, for at least one year, securities that have not been registered under the Securities Act or that were acquired from our “affiliate” (in a transaction or chain of transactions not involving a public offering) is entitled to sell such securities in specific manners, such as through unsolicited brokers’ transactions or to a market maker. If the issuer is subject to the reporting requirements of the Exchange Act for a minimum of ninety (90) days immediately before the sale, the one year holding period referenced above is reduced to six (6) months. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for TIDE PETROLEUM CORP common stock is West Coast Stock Transfer Co., Inc.

LEGAL MATTERS

None at this time

EXPERTS

Anton & Chia LLP has audited our Financial Statements for the period from May 22, 2014 (date of inception) through May 31, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception May 22, 2014 through May 31, 2014).

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Business Overview

Summary

Mission Statement

The Company's operational focus is the acquisition, through the most cost effective means possible, of producing properties or near production of oil and natural gas field assets. Targeted fields generally have existing wells that are often past primary energy recovery, but whose enhancement through secondary and tertiary recovery methods could revitalize them. Targeted fields also have the availability of additional drilling sites. The Company seeks to have an inventory of existing wells to enhance and a number of new drilling sites to maintain growth, while increasing reserves and cash flow. The Company intends to operate in an oil extraction capacity. Prior to the onset of operations, TPC will have acquired an oil & gas lease on a property that is known to have oil deposits. At this time, it is unclear as to the method that the Company will use in order to extract oil. The most profitable method of extracting oil would be to lease an existing facility with the intent to extract deposits from the underlying soil. This manual method of precious oil acquisition would provide the greatest return on investment for the business. The Company, depending on its oil lease, may engage in deep oil extraction if the land is known to have a significant amount of oil/natural gas that is buried deep within the ground.

TPC is also sourcing the necessary equipment leases so that the business can immediately begin its operations once the oil & gas lease has been acquired. The facility will also have all of the necessary chemical treatment to allow the business to distribute its oil deposits directly into the open market.

Strategic and Market Analysis

Economic Outlook

Currently, the economic market condition in the United States is moderate. The meltdown of the sub prime mortgage market coupled with increasing gas prices has led many people to believe that the US is on the cusp of a double dip economic recession. This slowdown in the economy has also greatly impacted real estate sales, which has halted to historical lows. However, oil prices fluctuate almost on a daily basis.

Industry Analysis

Over the past several years, oil and gas companies have focused on making favorable investments and acquisitions in North American shale assets, oil sands, and the Gulf of Mexico’s deep water in order to grow their reserves. The early stage of the North American energy renaissance was primarily an upstream exploration and production $395 billion in 2013. As E&P investment dollars flooded into North America, the midstream sector struggled to keep up with demands to move production from newly producing regions or to increase flows from currently producing regions. As we move into 2014, investments in the energy renaissance will continue to shift from the upstream sector to midstream infrastructure, refinery operations, and petrochemical facilities. Upstream operators will focus on harvesting value from recent discoveries and acquisitions through more efficient operations and the application of new technologies. Evidence of this spending shift is already being seen in company capital expenditure budgets. According to the Oil & Gas Journal’s 2013 projections, upstream E&P capital spending in North America stayed flat over the past year, rising only slightly from $394.4 billion in 2012 to $394.8 billion in 2013, while midstream capital spending has surged 263 percent from just $12.8 billion in 2012 to $46.4 billion in 2013.3 Downstream capital spending is also ramping up with spending rising 11 percent in 2013 to $24.7 billion over 2012 and is up 60 percent from 2010 when capital spending was just $15.5 billion.

Year-to-date analysis shows merger and acquisition (M&A) activity in the oil and gas industry is down 29 percent, both in deal value and deal count, indicating companies are focused on project operations rather than inorganic growth. As of the first half the year, total deal value in 2013 was just $79.9 billion, down from $113.2 billion in the first half of 2012.6 Part of the decline in M&A activity is a result of companies seeking to complete transactions in 2012 ahead of any potential tax increases in 2013. Furthermore, companies that have acquired large-acreage positions are now focused on optimizing production, streamlining operations, and maximizing the return on assets of their holdings. Natural gas prices have also firmed over the past year, giving potential sellers’ incentive to hold on to their assets and focus on production. As companies see rising liquefied natural gas (LNG) export approvals, a revitalization of the U.S. petrochemicals industry, increased demand from power generation, and growing adoption of natural gas for vehicle fleets, many natural gas-focused companies may hold on to their stakes waiting for prices to rise further.

Marketing Plan

The marketing campaigns required by Tide Petroleum Corp. are minimal as the business will sell its extracted oil directly to the open market. As such, it is imperative that any marketing expenditures undertaken by the Company focus on developing relationships with wholesalers and property management firms that will seek and lease land to Tide Petroleum Corp.

Marketing Objectives

  Establish relationships with oil wholesalers within the targeted market.
  Develop relationships with specialty property management firms that will lease land to the business for its oil extraction operations.

Marketing Strategies

Prior to the onset of operations, TPC will develop ongoing purchase order relationships (based on market prices) with national and international energy product dealers and wholesalers that will acquire the Company’s inventory of extracted oil. In order to complete this aspect of Oil Company’s marketing operations, TPC will directly contact well known energy wholesalers. As these buyers are constantly searching for new sources, developing these relationships will not be an issue.

Additionally, the Company will make its presence known among real estate agents and property management firms that specialize in the sale and placement of leases for land that is known to carry oil deposits. Much like with the oil wholesalers/dealers, TPC will directly contact these companies in order to develop working relationships.

Management Team

CEO Dr. John Smoot. Mr. Smoot has more than 20 years of exploration and finance experience. Through his expertise, he will be able to bring the operations of the business to profitability within its first year of operations.

Employees

We currently have one part-time employee, our CEO Mr. Smoot who will initially be devoting 20 hours per week to TPC

Website

Under construction

Description of property

Mr. Smoot is providing office space for the company at 700 Louisiana Street, STE 3950, Houston TX 77002 at no charge to the company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND/FINANCIAL DISCLOSURE.

We have had no disagreements with our accountants on accounting and financial disclosure.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTCQB or the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

As of the date of this prospectus, there were 3 8 shareholders of record of our common stock and a total of 7,830,000 shares outstanding. Of the 7,830,000 shares of common stock outstanding, 5,050,000 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

Dividends

To date, we have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. There are no contractual restrictions on our ability to declare or pay dividends.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

·	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

·	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act;

·	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

·	Contains a toll-free number for inquiries on disciplinary actions;

·	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

·	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

·	The bid and offer quotations for the penny stock;

·	The compensation of the broker-dealer and its salesperson in the transaction;

·	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

·	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the "Selected Historical Financial Data of TIDE PETROLEUM CORP" section of this prospectus and TIDE PETROLEUM CORP's financial statements and the related notes included in this prospectus. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. TIDE PETROLEUM CORP's actual results could differ materially from those anticipated by the forward-looking statements due to important factors including, but not limited to, those set forth in the "Risk Factors—Risks Related to TIDE PETROLEUM CORP" section of this prospectus.

Special Note Regarding Forward-Looking Statements

This registration statement and other reports filed by our Company from time to time with the U.S. Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including those set forth in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

Results of Operations

For the period May 22, 2014 (Inception) to May 31, 2014 we generated $0 in revenue.

We incurred $247 in expenses

We anticipate our operating expenses will increase as we continue to implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and have incurred losses since inception. To meet our need for cash we intend to attempt raising money through the sale of equity or debt securities. We believe that our ability to do this will increase if we are a publicly reporting entity. We believe that we will be able to raise enough money to expand our operations but we cannot guarantee that we will do so, or that if we expand our operations that we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We do not currently have sufficient funds to satisfy our cash requirements during the next 12 months.  If the need for cash arises before we raise additional funds from third parties, we may be able to borrow funds from our current officer or one of our current directors or from future officers or directors or from existing or future shareholders although there is no such formal agreement in writing.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us between $1,000 and $1,300 to review each of our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $9,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. We intend to become a reporting company in 2014 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officer and principal beneficial owner will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

In the next twelve months, we anticipate spending approximately $12,000 for legal costs in connection with our three quarterly filings, annual filing, and edgarizing costs.  Additionally, upon becoming a reporting company we will be required to comply with all applicable reporting requirements of the Exchange Act of 1934, which also include the filing of current reports on Form 8-K.

LIQUIDITY AND CAPITAL RESOURCES

At May 31, 2014, we had a cash balance of $53.  Our expenditures over the next 12 months are expected to be approximately $50,000.

Our current cash and net working capital balance is insufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months. We must raise approximately $50,000 to stay compliant as a reporting company and initiate our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock or from loans. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail.  We believe that our ability to raise capital will increase if we become a publicly reporting entity. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard settling bodies that have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

Income Taxes

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has no material uncertain tax positions for any of the reporting periods presented. Income tax returns are subject to examination by major jurisdictions for the years 2010 through 2012.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table and text sets forth the name, age and position held by our sole executive officer and director as of the date of this prospectus. Our directors serve until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.

Name	Age	Position
John Smoot	53	Chief Executive Officer, Chief Financial Officer, Director

Harprit Kaur	57	Director

The biographies of our sole executive officer and of both directors are as follows:

Business Experience:

The principal occupation and business experience during the last five years for each of our directors and executive officers are as follows. Such information is based upon information received by us from such persons.

Dr. John L. Smoot, CEO (53 years old)

Ph.D and PMP with broad technical and management experience in geology as a principal geologist who specializes in deploying geologic software for 3D and 4D analysis, simulation and visualization of geospatial, petrophysical, seismic and borehole geophysical data to find and produce oil and gas and to guide E&P business execution. U.S. Citizen. Dr. Smoot is a licensed geologist with 25 years of technical and management experience in resource evaluation, business development and project management. He has managed large international projects in Russia and in the Ranger Uranium District of Australia’s Northern Territory as well as in the US. Dr. Smoot has directed geologic evaluation, testing and reporting activities for Fortune 200-level and smaller companies. His expertise includes conceptualizing, characterizing and simulating subsurface deposits using geostatistics for Ag, Au, and U. He is a certified Project Management Professional with Spanish and Russian language skills.

During the past three years, Dr. Smoot has provided technical oversight of an extensive drilling program for cleanup of contaminated groundwater, contributing to predictive simulations, well site selection, drilling plans, and data evaluation. He targeted optimal drilling locations by integrating simulation results with knowledge of existing structures and sedimentary features, retaining only the most strategic existing wells. The wells provided extraction/injection capacity for 800 and 600 gpm plants treating hexavalent chromium with SIR-700 ion exchange columns.

Dr. Smoot’s experience includes the development and testing of technical methods to better understand the relationship between data collected during drilling and spatial estimation models to enhance the resulting analyses conducted to identify grade distributions within deposits. His methodology has included the applicaton of three-dimensional geostatistics with modern three-dimensional computer visualization techniques to produce more accurate mineral reserve assessments. He uses ArcGIS and has worked with a Dynamic Graphics suite of subsurface analysis tools and is familiar with Micromine, Gemcon, Vulcan, acQuire, and other software. He has worked with Data Quality Objectives to ensure results of assays and laboratory analyses are sufficiently pedigreed to support mineral resource and reserve estimation using the industry standard software tools. His doctoral research focused on the comparison of modeling assessments of geologic parameters with kriged and interpolated data on the same spatial grid.

Dr. Smoot participated in assessments of the fracture system at the Bunker Hill Mine, Kellogg, Idaho to define the source of water generating acid mine drainage. He conducted geophysical surveys and computer modeling of groundwater supply in the Pullman-Moscow Basin, in Washington and Idaho, for the U.S. Geological Survey. He analyzed multiple pay zones in the Williston Basin in Montana for Nance Petroleum Corporation, now part of SM Energy.

Harprit Kaur- Director (57 Years Old)

Harprit Kaur works with Twenty-Four Seven Food Stores as the President of the company for the past 5 years to present.

Harprit has extensive management experience in production, drilling, and reservoir engineering, with total P/L responsibility for an independent oil/gas producer operating in the major domestic onshore basins and in coastal GOM waters. She also has technical knowledge and experience in new oil and gas industry technologies such as 3D seismic, horizontal drilling, and systems applications.

Executive Compensation

Summary Compensation Table

The following table sets forth summary compensation information for the period ended from inception to year end June 30, 2014 for our chief executive officer. We refer to these persons as our named executive officers elsewhere in this report.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John Smoot, Chief Executive Officer	2014	—	—	—	—	—	—

Equity Compensation Plans

Employment Agreements

John Smoot

Number of	Number of	Number of
Securities	Securities	Securities
Underlying	Underlying	Underlying
Unexercised	Unexercised	Unexercised	Option
Options	Options	Unearned	Exercise	Option
Exercisable	Unexercisable	Options	Price	Expiration
(#)	(#)	(#)	($)	Date
0	0	0	0	0

Director Compensation

The following table sets forth summary compensation information for the period ended June 30 , 2014, for each of our non-employee directors.

	Fees Earned	Stock	Option	All Other
	or Paid in Cash	Awards	Awards	Compensation	Total
Name	$	$	$	$	$
Harprit Kaur	0	0	0	0	0

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information as of October 2 , 2014 with respect to the beneficial ownership of our capital stock:

•	each person known by TIDE PETROLEUM CORP that beneficially own more than five percent of any class of voting securities;
•	each director of the Company;
•	each named executive officer of the Company; and
•	all directors and executive officers as a group.

Percentage of beneficial ownership is calculated based on 7,830,000 shares of TIDE PETROLEUM CORP common stock outstanding.

		Percent of Outstanding
Name and Address of Beneficial Owner (1)	Number of Shares	Shares of Common Stock
John Smoot	50,000	0.01%

Harprit Kaur	5,000,000	64.00%

All Directors and Officers As a group (2 persons)	5,050,000	64.00%

(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Registrant, 700 Louisiana ST, Ste 3950, Houston, TX 77002

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Tide Petroleum’s Director (Harprit Kaur) contributed the $100 to establish the bank account at the account’s inception date of May 27, 2014.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

TIDE PETROLEUM CORP currently is authorized to issue 75,000,000 shares of common stock, $0.001 par value per share.

 Common Stock

There are 7,830,000 shares of common stock issued and outstanding.

Preferred Stock

None authorized at this time

Nevada Anti-Takeover Law

As a Nevada corporation, TIDE PETROLEUM CORP is subject to Section 78.411 to 78.444 of the Nevada Revised Statutes. This law prohibits a publicly-held Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 78-416 of the Nevada Revised Statues defines "business combination" to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10 percent or more of the corporation's assets involving the interested stockholder;
•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification

TIDE PETROLEUM CORP's articles of incorporation contain certain provisions permitted under the Nevada Revised Statutes relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.

In addition, TIDE PETROLEUM CORP’s articles of incorporation contain provisions to indemnify TIDE PETROLEUM CORP's directors and officers to the fullest extent permitted by the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent and registrar for TIDE PETROLEUM CORP common stock is West Coast Stock Transfer, Inc.

EXPERTS

Anton & Chia LLP has audited our Financial Statements for the period May 22, 2014 (date of inception) through May 31, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception May 22, 2014 through May 31, 2014).

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330  for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Tide Petroleum Corporation (a development stage company)

We have audited the accompanying balance sheet of Tide Petroleum Corporation (the "Company") (a development stage company) as of May 31, 2014, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from May 22, 2014 (Inception) to May 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2014 and the results of its operations and its cash flows from May 22, 2014 (Inception) to May 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

August 25, 2014

F-1

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

May 31,
2014
ASSETS
Current Assets:
Cash	$53
Total Assets	$53

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued liabilities	$200
Total liabilities	$200

Stockholders’ equity
Common stock, $0.001 par value, 75,000,000 shares authorized; No shares issued and outstanding	—
Additional paid-in capital	100
Deficit accumulated during the development stage	(247)
Total stockholders’ equity	$(147)
Total liabilities and stockholders' equity	$53

The accompanying notes are an integral part of the financial statements

F-2

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For the Period From
May 22, 2014
(Inception) to
May 31, 2014

Sales	$—
Cost of sales	—
Gross Profit	—

Operating expenses
General and administrative	247
Total operating expenses	247

Loss before income taxes	(247)
Income (loss) before income taxes	(247)

Income taxes	—

Net (loss)	$(247)

Loss per common share-basic and diluted	$0.00

Weighted average number of common shares
outstanding-basic and diluted	—

The accompanying notes are an integral part of the financial statements

F-3

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Deficit Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balance, May 22, 2014 (Inception)	—	$—	$—	$—	$—
Issuance of common stock	—	—	—	—	—
Additional paid-in capital	—	—	100	—	100
Net loss	—	—	—	(247)	(247)
Balance, May 31, 2014	—	—	$100	$(247)	$(147)

The accompanying notes are an integral part of the financial statements

F-4

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

For the Period From
May 22, 2014 (inception)
to May 31, 2014
Cash Flows From Operating Activities
Net loss	$(247)
Changes in Operating Assets and Liabilities
Accrued liability	200
Net cash used in operating activities	(47)

Cash Flows From Financing Activities
Related party contributions	100
Net cash provided by financing activities	100
Net increase in cash	53
Cash at beginning of period	—
Cash at end of period	$53

The accompanying notes are an integral part of the financial statements

F-5

TIDE PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Tide Petroleum Corp (“TPC”, the “Company”, we”, “our” or “us”), which was incorporated on May 22, 2014, under the laws of the State of Nevada, and formed to raise funds to acquire Oil & Gas Leases and Mines throughout America and Canada to extract oil and precious metals/minerals. The Company’s headquarter and principal operations are located in Texas and plan to have operations in Texas, Louisiana, Colorado, Utah and Alberta. The company has chosen a December 31 fiscal year end.

Basis of Presentation

The accompanying financial statements of Tide Petroleum Corp. include the accounts of Tide Petroleum Corp (“TPC”, a Nevada Corporation). The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates and assumptions on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty, and accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. While we believe that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. We maintain cash deposits with financial institutions that may exceed federally insured limits. We monitor the credit ratings of these financial institutions and our concentration of credit risk with them on a continuing basis to safeguard our cash deposits.

Fair Value of Financial Instruments

The Company’s financial instruments are primarily comprised of cash and advances, related party for which the carrying amount approximates fair value because of the short-term nature of these instruments.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments pursuant to ASC Topic 820, Fair Value Measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

Level 1 - Defined as observable inputs such as quoted prices in active markets;

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

F-6

Level 3 - Unobservable inputs that reflect the Company’s determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company’s own data.

There are no assets or liabilities measured and recorded at fair value on a recurring basis at May 22, 2014.

 Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

 Income Taxes

The Company is responsible for filing all applicable federal and state income tax returns as a C Corporation. Because the Company is operating at a loss it has not included a provision for income taxes in its financial statements for the period. In the future, the tax provision for interim reporting periods, and the Company’s quarterly estimate of our annual effective tax rate will be subject to significant volatility due to several factors, including variability in accurately predicting our pre-tax and taxable income and loss, changes in law and relative changes of expenses or losses for which tax benefits are not recognized.

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Uncertainty in Income Taxes

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management has adopted ASC 740-10 for 2012, and will evaluate their tax positions on an annual basis, and has determined that as of May 31 , 2014, no additional accrual for income taxes is necessary.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company’s financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended May 31, 2014. The company had a negative net working capital of $147 and an accumulated deficit of $247 as of May 31, 2014. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management feels the limited history of the Company and its future cash needs to implement its business plan raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order to implement its entire business plan, the Company will need to raise additional capital through equity or debt financings or through loans from shareholders or others. The ability of the Company to continue as a going concern is dependent upon its ability to successfully raise additional capital and eventually attain profitable operations. There can be no assurance that the Company will be able to raise additional capital or execute its business strategy. These factors raise substantial doubt about the company’s ability to continue as a going concern.

F-7

NOTE 3 - EQUITY

On the date of inception of May 22, 2014, the company was authorized to issue 75,000,000 common shares at a par value of $0.001 per share. As of May 31, 2014, no common shares were issued and outstanding.

NOTE 4 - RELATED PARTY TRANSACTIONS

Tide Petroleum’s Director (Harprit Kaur) contributed the $100 to establish the bank account at the account’s inception date of May 27, 2014.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated events from May 22, 2014 through the date the financial statements were issued. The following items are subsequent events that require disclosure not discussed elsewhere in these financial statements and accompanying footnotes:

During June and August 2014, the company issued a total of 7,830,000 common shares to 39 investors.

F-8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals ) to be incurred in connection with the offering of the securities being registered hereby, all of which will be borne by us. All of the amounts shown are estimated except the SEC registration fees.

SEC registration fee	$100.85
Legal fees and expenses	$20,000

Accounting fees and expenses	$4,000
Total	$24,100.85

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceedings that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

The below referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions pursuant to Regulation S promulgated under the Securities Act of 1933 for such issuance.

All shares were offered @ $.10 per share and @ $.05 per share.

Date		Shareholder	Total Shares
6	/1/2014	John Smoot (CEO- DIRECTOR)	50,000
6	/2/2014	Perica Pejakov	200,000
6	/2/2014	Gurdarshan Mangat	100,000
6	/4/2014	Rajinder Goyal	30,000
6	/4/2014	Norcal Petroleum LLC (Balwinder Bains)	250,000
6	/5/2014	Dallas Energy LLC (Harprit Kaur- DIRECTOR)	5,000,000
6	/5/2014	Jerry Dillahunty	250,000
6	/8/2014	Rajpal Bains	30,000
6	/8/2014	Sukhjit Bains	30,000
6	/8/2014	Baldev Sandhu	30,000
6	/8/2014	Augusta Energy LLC (Sharandeep Bains)	250,000
6	/10/2014	Sukhwinder Bains	250,000
6	/12/2014	Don Edra	100,000
6	/20/2014	Aaron S Gill	10,000
6	/20/2014	Rajvindra S Gill	10,000
6	/20/2014	Jaswant S Gill	10,000
6	/20/2014	Ritika K Gill	10,000
6	/20/2014	Saumya Gill	10,000
6	/20/2014	Manjit S Gill	10,000
6	/20/2014	Barbara K Gill	10,000
6	/20/2014	Simran Family Limited Partnership (Aaron Gill, Rajvindra Gill, Jaswant Gill)	300,000
6	/20/2014	Soburg Capital Group LLC (Manjit Gill, Barbara Gill)	15,000
6	/20/2014	Soburg Healthcare Investments LLC( Manjit Gill, Barbara Gill)	15,000
6	/20/2014	Soburg L.P. (Manjit Gill, Barbara Gill)	15,000
6	/20/2014	Sokhel Ltd. (Manjit Gill, Barbara Gill)	15,000
6	/20/2014	Woodlands Renal Care, L.P. (Manjit Gill, Barbara Gill)	10,000
6	/20/2014	Akerue, LLC (Manjit Gill, Barbara Gill)	15,000
6	/20/2014	GECAP Investments, LLC (Manjit Gill, Barbara Gill)	10,000
6	/20/2014	GECAP. Ltd (Manjit Gill, Barbara Gill)	10,000
6	/20/2014	Gill & Company, LLC (Manjit Gill, Barbara Gill)	10,000
6	/20/2014	Soburg Investments, LLC (Manjit Gill, Barbara Gill)	15,000
6	/25/2014	Gaganjot Sandhu	345,000
6	/25/2014	Jaswinder Sandhu	55,000
6	/25/2014	Parmeet Nanner	100,000
6	/25/2014	Mandeep Kaur	20,000
6	/25/2014	Balkarandeep Bains	20,000
6	/25/2014	Gurnoor Bains	20,000
6	/27/2014	Ben Meyer	200,000

Item 16 Exhibits and Financial Statement Schedules

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation of the Company

Exhibit 3.2(1)	Bylaws of the Company

Exhibit 5.1	Opinion of The Law Office of Novi & Wilkin

Exhibit 23.1	Consent of The Law Office of Novi & Wilkin. (included in Exhibit 5.1).

Exhibit 23.2	Consent of Anton & Chia.

Exhibit 23.3	Resignation Letter

(1)	Incorporated by reference to our Registration Statement on Form S-1, File No. 333-198334.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 17 , 2014.

TIDE PETROLEUM CORP, a Nevada corporation

By:	/s/ John L. Smoot
John L. Smoot
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated.

Director and Chief Executive Officer
/s/ John L. Smoot	(Principal Executive Officer)
John L. Smoot	(CFO)